EXHIBIT 99(A)

EARNINGS RELEASE

January 22, 2024

Contact:	Lance A. Sellers President and Chief Executive Officer

Jeffrey N. Hooper Executive Vice President and Chief Financial Officer 828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported fourth quarter and full year 2023 results with highlights as follows:

Fourth quarter 2023 highlights:

•	Net earnings were $3.4 million or $0.64 per share and $0.62 per diluted share for the three months ended December 31, 2023, as compared to $4.1 million or $0.76 per share and $0.74 per diluted share for the same period one year ago.
•	Net interest margin was 3.32% for the three months ended December 31, 2023, compared to 3.78% for three months ended December 31, 2022.

Full year 2023 highlights:

•	Net earnings were $15.5 million or $2.87 per share and $2.77 per diluted share for the year ended December 31, 2023, as compared to $16.1 million or $2.94 per share and $2.85 per diluted share for the year ended December 31, 2022.
•	Cash dividends were $0.91 per share during the year ended December 31, 2023, as compared to $0.87 per share for the prior year.
•	Total loans were $1.1 billion at December 31, 2023, as compared to $1.0 billion at December 31, 2022.
•	Non-performing assets were $3.9 million or 0.24% of total assets at December 31, 2023, compared to $3.7 million or 0.23% at December 31, 2022.
•	Total deposits were $1.4 billion at December 31, 2023 and December 31, 2022.
•	Core deposits, a non-GAAP measure, were $1.2 billion or 89.30% of total deposits at December 31, 2023, compared to $1.4 billion or 98.14% of total deposits at December 31, 2022.
•	Net interest margin was 3.51% for the year ended December 31, 2023, compared to 3.22% for the year ended December 31, 2022.

Net earnings were $3.4 million or $0.64 per share and $0.62 per diluted share for the three months ended December 31, 2023, as compared to $4.1 million or $0.76 per share and $0.74 per diluted share for the prior year period. Lance A. Sellers, President and Chief Executive Officer, attributed the decrease in fourth quarter net earnings toa decrease in net interest income, which was partially offset by a decrease in the provision for credit losses, an increase in non-interest income and a decrease in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $13.3 million for the three months ended December 31, 2023, compared to $15.3 million for the three months ended December 31, 2022. The decrease in net interest income is due to a $4.7 million increase in interest expense, partially offset by a $2.7 million increase in interest income. The increase in interest income is due to a $2.5 million increase in interest income and fees on loans and a $255,000 increase in interest income on investment securities,which were partially offset by a $60,000 decrease in interest income on balances due from banks. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve. The increase in interest income on investment securities is primarily due to higher yields on securities purchased during the fourth quarter of 2022. The decrease in interest income on balances due from banks is primarily due to a reduction in balances outstanding. The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities. Net interest income after the provision for credit losses was $12.9 million for the three months ended December 31, 2023, compared to $14.7 million for the three months ended December 31, 2022. The provision for credit losses for the three months ended December 31, 2023 was $405,000, compared to $583,000 for the three months ended December 31, 2022.The decrease in the provision for credit losses is primarily attributable to a reduction in reserves on unfunded loan commitments, which was partially offset by an increase in reserves on loans, driven by an increase in loan balances, as well as adjustments to reserves due to economic conditions and other factors at December 31, 2023, compared to December 31, 2022.

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Non-interest income was $6.1 million for the three months ended December 31, 2023, compared to $5.5 million for the three months ended December 31, 2022.  The increase in non-interest income is primarily attributable to a $116,000 increase in appraisal management fee income due to an increase in appraisal volume and a $341,000 increase in miscellaneous non-interest income due to an increase in deferred compensation income due to an increase in valuations for the assets in the deferred compensation plan.

Non-interest expense was $14.6 million for the three months ended December 31, 2023, compared to $15.0 million for the three months ended December 31, 2022.  The decrease in non-interest expense is primarily attributable to a $529,000 decrease in salaries and employee benefits expense primarily due to a reduction in supplemental retirement plan expense and a $183,000 decrease in occupancy expense primarily due to a reduction in rental expense primarily due to a branch lease termination in December 2022, which were partially offset by a $195,000 increase in other non-interest expenses due to an increase in deferred compensation expense due to an increase in valuations for the assets in the deferred compensation plan.

Net earnings were $15.5 million or $2.87 per share and $2.77 per diluted share for the year ended December 31, 2023, as compared to $16.1 million or $2.94 per share and $2.85 per diluted share for the prior year. The decrease in net earnings is primarily attributable to a decrease in non-interest income and an increase in the provision for credit losses, which were partially offset by an increase in net interest income, compared to the prior year period, as discussed below.

Net interest income was $54.7 million for the year ended December 31, 2023, compared to $51.1 million for the year ended December 31, 2022. The increase in net interest income is due to a $17.4 million increase in interest income, partially offset by a $13.8 million increase in interest expense. The increase in interest income is due to a $12.4 million increase in interest income and fees on loans and a $5.0 million increase in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a $948,000 decrease in fee income on SBA PPP loans. The increase in interest income on investment securities is primarily due to higher yields on securities purchased during the third and fourth quarter of 2022. The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities. Net interest income after the provision for credit losses was $53.2 million for the year ended December 31, 2023, compared to $49.6 million for the year ended December 31, 2022. The provision for credit losses for the year ended December 31, 2023 was $1.6 million, compared to $1.5 million for the year ended December 31, 2022. The increase in the provision for credit losses is primarily attributable to an increase in reserves on loans, driven by an increase in loan balances, as well as adjustments to reserves due to economic conditions and other factors at December 31, 2023, compared to December 31, 2022.

Non-interest income was $22.9 million for the year ended December 31, 2023, compared to $26.7 million for the year ended December 31, 2022.  The decrease in non-interest income is primarily attributable to a $2.5 million net loss on the sales of securities and a $2.1 million decrease in appraisal management fee income due to a decrease in appraisal volume related to national trends in real estate purchases, which were partially offset by a $723,000 increase in miscellaneous non-interest income primarily due to an increase in deferred compensation income due to an increase in valuations for the assets in the deferred compensation plan.  The securities sales referenced above were executed in January and February 2023 to reduce risk in the investment portfolio, at a time when favorable sale conditions had developed for municipal securities.  These sales also provided the Bank with more flexibility to support loan growth and reduce the need for other borrowings.

Non-interest expense was $56.1 million for the years ended December 31, 2023 and December 31, 2022.  A $1.7 million decrease in appraisal management fee expense due to a decrease in appraisal volume related to national trends in real estate purchases, was offset by a $1.4 million increase in other non-interest expenses primarily due to an increase in deferred compensation expense due to an increase in valuations for the assets in the deferred compensation plan and a $510,000 increase in salaries and employee benefits expense primarily due to a reduction in the amortization of loan origination costs.

Income tax expense was $984,000 for the three months ended December 31, 2023, compared to $1.1 million for the three months ended December 31, 2022. The effective tax rate was 22.24% for the three months ended December 31, 2023, compared to 20.99% for the three months ended December 31, 2022. Income tax expense was $4.4 million for the year ended December 31, 2023, compared to $4.2 million for the year ended December 31, 2022. The effective tax rate was 21.97% for the year ended December 31, 2023, compared to 20.56% for the year ended December 31, 2022. The increase in the effective tax rate is primarily due to a reduction in non-taxable investments.

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Total assets were $1.6 billion as of December 31, 2023 and December 31, 2022. Available for sale securities were $391.9 million as of December 31, 2023, compared to $445.4 million as of December 31, 2022. Total loans were $1.1 billion as of December 31, 2023, compared to $1.0 billion as of December 31, 2022.

Non-performing assets were $3.9 million or 0.24% of total assets at December 31, 2023, compared to $3.7 million or 0.23% at December 31, 2022. Non-performing assets include $3.4 million in commercial and residential mortgage loans and $464,000 in other loansat December 31, 2023, compared to $3.7 million in commercial and residential mortgage loans and $8,000 in other loans at December 31, 2022.

On January 1, 2023, the Company adopted Accounting Standards Codification (“ASC”) 326 (“CECL”), which replaced incurred loss methodology with current expected loss methodology. This new guidance resulted in an initial reduction to retained earnings of $838,000, net of tax, due to a $1.1 million increase in the allowance for credit losses, comprised of a $2.3 million increase in the allowance for credit losses on unfunded commitments and a $1.2 million decrease in the allowance for credit losses on loans. The allowance for credit losses on loans was $11.0 million or 1.01% of total loans at December 31, 2023, compared to $10.5 million or 1.02% at December 31, 2022. The allowance for credit losses on unfunded commitments was $1.8 million at December 31, 2023 using the Company’s CECL calculation methodology, compared to zero at December 31, 2022 using the Company’s incurred loss calculation methodology. Management believes the current level of the allowance for credit losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.4 billion at December 31, 2023 and December 31, 2022. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.2 billion at December 31, 2023, compared to $1.4 billion at December 31, 2022. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of more than $250,000 totaled $148.9 million at December 31, 2023, compared to $31.0 million at December 31, 2022. Other time deposits totaled $190.2 million at December 31, 2023, compared to $67.0 million at December 31, 2022. The increases in certificates of deposit in amounts of more than $250,000 and other time deposits are primarily due to promotional rates offered on select certificate of deposit products during the year ended December 31, 2023.

Securities sold under agreements to repurchase were $86.7 million at December 31, 2023, compared to $47.7 million at December 31, 2022. The increase in securities sold under agreements to repurchase is primarily due to customers transferring funds from deposits to securities sold under agreements to repurchase during the year ended December 31, 2023. Junior subordinated debentures were $15.5 million at December 31, 2023 and December 31, 2022. Shareholders’ equity was $121.0 million, or 7.40% of total assets, at December 31, 2023, compared to $105.2 million, or 6.49% of total assets, at December 31, 2022.

Peoples Bank operates 17 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectability of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

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CONSOLIDATED BALANCE SHEETS

December 31, 2023 and 2022

(Dollars in thousands)

	December 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$32,819	$50,061
Interest-bearing deposits	49,556	21,535
Cash and cash equivalents	82,375	71,596

Investment securities available for sale	391,924	445,394
Other investments	2,874	2,656
Total securities	394,798	448,050

Mortgage loans held for sale	686	211

Loans	1,093,066	1,032,608
Less: Allowance for credit losses on loans	(11,041)	(10,494)
Net loans	1,082,025	1,022,114

Premises and equipment, net	16,702	18,205
Cash surrender value of life insurance	18,134	17,703
Accrued interest receivable and other assets	41,190	43,048
Total assets	$1,635,910	$1,620,927

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$432,687	$523,088
Interest-bearing demand, MMDA & savings	620,244	814,128
Time, over $250,000	148,904	31,001
Other time	190,210	66,998
Total deposits	1,392,045	1,435,215

Securities sold under agreements to repurchase	86,715	47,688
Junior subordinated debentures	15,464	15,464
Accrued interest payable and other liabilities	20,670	17,365
Total liabilities	1,514,894	1,515,732

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,534,499 shares at 12/31/23, 5,636,830 shares at 12/31/22	50,625	52,636
Common stock held by deferred compensation trust, at cost; 163,702 shares at 12/31/23, 169,094 shares at 12/31/22	(1,910)	(2,181)
Deferred compensation	1,910	2,181
Retained earnings	109,756	100,156
Accumulated other comprehensive loss	(39,365)	(47,597)
Total shareholders' equity	121,016	105,195

Total liabilities and shareholders' equity	$1,635,910	$1,620,927

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CONSOLIDATED STATEMENTS OF INCOME

For the three months and years ended December 31, 2023 and 2022

(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$14,812	$12,350	$55,507	$43,077
Interest on due from banks	710	770	2,216	2,223
Interest on investment securities:
U.S. Government sponsored enterprises	2,497	1,870	9,365	4,150
State and political subdivisions	695	1,066	2,949	4,075
Other	442	443	1,825	906
Total interest income	19,156	16,499	71,862	54,431

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	1,843	756	6,731	2,019
Time deposits	3,250	141	7,916	562
Junior subordinated debentures	288	205	1,079	529
Other	505	96	1,417	213
Total interest expense	5,886	1,198	17,143	3,323

NET INTEREST INCOME	13,270	15,301	54,719	51,108
PROVISION FOR CREDIT LOSSES	405	583	1,566	1,472
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	12,865	14,718	53,153	49,636

NON-INTEREST INCOME:
Service charges	1,415	1,290	5,496	5,290
Other service charges and fees	187	194	697	734
Loss on sale of securities	-	-	(2,488)	-
Mortgage banking income	97	35	301	393
Insurance and brokerage commissions	204	236	929	945
Appraisal management fee income	2,123	2,007	9,592	11,663
Miscellaneous	2,101	1,760	8,387	7,664
Total non-interest income	6,127	5,522	22,914	26,689

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,132	7,661	26,640	26,130
Occupancy	1,979	2,162	7,962	8,048
Appraisal management fee expense	1,678	1,584	7,559	9,264
Other	3,779	3,584	13,983	12,588
Total non-interest expense	14,568	14,991	56,144	56,030

EARNINGS BEFORE INCOME TAXES	4,424	5,249	19,923	20,295
INCOME TAXES	984	1,102	4,377	4,172

NET EARNINGS	$3,440	$4,147	$15,546	$16,123

PER SHARE AMOUNTS
Basic net earnings	$0.64	$0.76	$2.87	$2.94
Diluted net earnings	$0.62	$0.74	$2.77	$2.85
Cash dividends	$0.19	$0.18	$0.91	$0.87
Book value	$22.53	$19.24	$22.53	$19.24

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FINANCIAL HIGHLIGHTS

For the three months and years ended December 31, 2023 and 2022

(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$444,754	$509,362	$454,823	$467,484
Loans	1,086,403	1,020,383	1,061,075	949,175
Earning assets	1,585,966	1,618,034	1,561,825	1,601,168
Assets	1,618,053	1,657,925	1,605,386	1,663,665
Deposits	1,387,224	1,488,566	1,395,265	1,480,113
Shareholders' equity	107,322	99,864	116,295	123,886

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.32%	3.78%	3.51%	3.22%
Return on average assets	0.84%	0.99%	0.97%	0.97%
Return on average shareholders' equity	12.72%	16.48%	13.37%	13.01%
Average shareholders' equity to total average assets	6.63%	6.02%	7.24%	7.45%

	December 31, 2023	December 31, 2022
	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$11,041	$10,494
Allowance for credit losses on unfunded commitments	1,770	-
Provision for credit losses (2)	1,566	1,472
Charge-offs (2)	(698)	(752)
Recoveries (2)	392	419

ASSET QUALITY:
Non-accrual loans	$3,887	$3,728
90 days past due and still accruing	-	-
Other real estate owned	-	-
Total non-performing assets	$3,887	$3,728
Non-performing assets to total assets	0.24%	0.23%
Allowance for credit losses on loans to non-performing assets	284.05%	281.49%
Allowance for credit losses on loans to total loans	1.01%	1.02%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.30%	0.45%
Risk Grade 2 (high quality)	19.78%	19.70%
Risk Grade 3 (good quality)	72.96%	73.03%
Risk Grade 4 (management attention)	5.59%	5.49%
Risk Grade 5 (watch)	0.84%	0.68%
Risk Grade 6 (substandard)	0.53%	0.65%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At December 31, 2023, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $4.9 million. There were no relationships exceeding $1.0 million in the Substandard risk grade.

(1)

This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(2)	For the years ended December 31, 2023 and 2022.

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